As filed with the Securities and Exchange Commission on September 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABIOMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22 Cherry Hill Drive, Danvers, MA	01923
(Address of Principal Executive Offices)	(Zip Code)

ABIOMED, INC. AMENDED AND RESTATED

2008 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Michael R. Minogue

Chief Executive Officer and President

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

(Name and Address of Agent For Service)

(978) 777-5410

(Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Peter M. Rosenblum, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	3,200,000 (1)	$11.36 (2)	$36,352,000	$4,221

(1)	Represents shares of common stock issuable upon exercise or grant of the maximum number of stock options or other stock awards available for grant under the ABIOMED, Inc. Amended and Restated 2008 Stock Incentive Plan.
(2)	Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low prices of the common stock as reported by the Nasdaq Global Market on August 26, 2011.

Explanatory Note

ABIOMED, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 3,200,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) issuable under the Registrant’s Amended and Restated 2008 Stock Incentive Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8, Reg. Nos. 333-152989 is incorporated herein by reference.

Item 8.	Exhibits

Exhibit No.	Description

5.1	Opinion of Foley Hoag LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danvers, Massachusetts, on September 1, 2011.

ABIOMED, INC.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of ABIOMED, Inc., hereby severally constitute and appoint Michael R. Minogue and Robert L. Bowen, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Minogue	Chief Executive Officer, President and Director (Principal Executive Officer)	September 1, 2011
Michael R. Minogue

/s/ Robert L. Bowen	Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	September 1, 2011
Robert L. Bowen

/s/ W. Gerald Austen	Director	September 1, 2011
W. Gerald Austen

/s/ Louis E. Lataif	Director	September 1, 2011
Louis E. Lataif

/s/ Dorothy E. Puhy	Director	September 1, 2011
Dorothy E. Puhy

/s/ Eric A. Rose	Director	September 1, 2011
Eric A. Rose

/s/ Martin P. Sutter	Director	September 1, 2011
Martin P. Sutter

/s/ Henri A. Termeer	Director	September 1, 2011
Henri A. Termeer

/s/ Paul Thomas	Director	September 1, 2011
Paul Thomas